Exhibit 4.01

                         Incorporated Under the Laws of
NO.  XXX                       the State of Nevada                 SHARES XX,XXX


                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.

                  100,000,000 SHARES OF COMMON STOCK AUTHORIZED
                                PAR VALUE $0.001

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE STATUTES.

         This Certifies that         SPECIMEN
         is the owner of AMOUNT shares of Common Stock of

                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed.

In Witness Whereof, the duly authorized officers of this Corporation have hereunto subscribed their names this ____ day of ________, 20__.



---------------------------                      -------------------------------
Jason McDiarmid, PRESIDENT                       Kenneth G.C. Telford, SECRETARY